SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant [x]                Filed by a party other than the
                                       registrant [ ]
Check the appropriate box:

[ ]  Preliminary proxy statement

[x]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     Advanced Deposition Technologies, Inc.
- - --------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

                     Advanced Deposition Technologies, Inc.
- - --------------------------------------------------------------------------------
                (Name of Person[s] Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [x]  $125  per  Exchange  Act  Rule  0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-
          6(j)(2).

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ]  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(4)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fee is calculated and state how it was determined.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

                     ADVANCED DEPOSITION TECHNOLOGIES, INC.
                          580 MYLES STANDISH BOULEVARD
                          TAUNTON, MASSACHUSETTS 02780

DEAR STOCKHOLDER:

    You are cordially invited to attend the Annual Meeting of Stockholders of ADVANCED DEPOSITION TECHNOLOGIES, INC. (the "Company") to be held at 10:00 a.m. on Friday, May 31, 1996 at the Holiday Inn, 700 Myles Standish Boulevard, Taunton, Massachusetts 02780.

    At the Annual Meeting, you will be asked (i) to elect two Class III Directors of the Company, (ii) to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 5,500,000 to 10,000,000, (iii) to approve an increase in the number of shares of Common Stock reserved for issuance pursuant to the Company's 1993 Stock Option Plan from 300,000 to 800,000, and (iv) to ratify the selection of the Company's independent auditors for the year ending December 31, 1996.

    Details of the matters to be considered at the Annual Meeting are contained in the enclosed Proxy Statement that we urge you to consider carefully. The Company's 1995 Annual Report, which is not part of the Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company in 1995. Holders of the Company's Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

    Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

                                                   Sincerely,

                                                   /s/ GLENN J. WALTERS

                                                   GLENN J. WALTERS
                                                   President

Taunton, Massachusetts
May 3, 1996

                     ADVANCED DEPOSITION TECHNOLOGIES, INC.
                          580 MYLES STANDISH BOULEVARD
                          TAUNTON, MASSACHUSETTS 02780

                                    --------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                    --------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ADVANCED DEPOSITION TECHNOLOGIES, INC. (the "Company"), a Delaware corporation, will be held on Friday, May 31, 1996 at 10:00 a.m. at the Holiday Inn, 700 Myles Standish Boulevard, Taunton, Massachusetts 02780 for the following purposes:

     1.   To elect two (2) Class III Directors;

     2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 5,500,000 to 10,000,000;

     3. To approve an increase in the number of shares of the Company's Common Stock reserved for issuance pursuant to the Company's 1993 Stock Option Plan from 300,000 to 800,000;

     4. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1996; and

     5. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on Wednesday, April 10, 1996, as the record date for the determination of Stockholders entitled to notice of and vote at the meeting and any adjournment or adjournments thereof.

    We hope that all Stockholders will be able to attend the meeting in person. In order to assure that a quorum is present at the meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the meeting. A postage prepaid envelope, addressed to American Securities Transfer, Incorporated, the Company's transfer agent and registrar, has been enclosed for your convenience. If you attend the meeting, your Proxy will, at your request, be returned to you and you may vote your shares in person.

                                         By Order of the Board of Directors

                                         MARK R. THOMAS
                                         Secretary

Taunton, Massachusetts
May 3, 1996

                     ADVANCED DEPOSITION TECHNOLOGIES, INC.
                          580 MYLES STANDISH BOULEVARD
                          TAUNTON, MASSACHUSETTS 02780

                                    --------

                                 PROXY STATEMENT

                                    --------

                                   MAY 3, 1996

    The enclosed Proxy is solicited by the Board of Directors of ADVANCED DEPOSITION TECHNOLOGIES, INC. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Friday, May 31, 1996 at 10:00 a.m. at the Holiday Inn, 700 Myles Standish Boulevard, Taunton, Massachusetts 02780, and at any adjournment or adjournments thereof.

    Stockholders of record at the close of business on April 10, 1996, will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, 3,169,870 shares of Common Stock, $.01 par value, of the Company (the "Common Stock") were issued and outstanding. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to Stockholders at the Annual Meeting. There are no other outstanding voting securities of the Company.

    The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

    The election of Directors will be determined by a plurality of the votes cast. The proposal to amend the Company's Articles of Incorporation requires the vote of two-thirds of the Company's outstanding shares of Common Stock. The other proposals to be voted upon by the Stockholders of the Company require the votes of a majority of the shares of Common Stock present at the Annual Meeting for passage. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in tabulation of the votes cast on proposals presented to Stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The Directors and officers of the Company as a group own or may be deemed to control approximately 28% of the outstanding shares of Common Stock of the Company. Each of the Directors and officers has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of each item set forth herein.

    Execution of a Proxy will not in any way affect a Stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein. In the absence of a special notice, shares will be voted in favor of the election of Directors of that person named in this Proxy Statement and in favor of all other items set forth herein.

    The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the Proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting security-holders.

    An annual report containing financial statements for the year ended December 31, 1995 is being mailed herewith to all Stockholders entitled to vote. This Proxy Statement and the accompanying Proxy were first mailed to Stockholders on or about May 3, 1996.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

    Directors constituting approximately one-third of the Board of Directors are elected each year for a period of three years at the Company's Annual Meeting of Stockholders and serve until their successors are duly elected by the Stockholders. The terms of Messrs. John M. Buckley and John J. Moroney expire in 1997 (the "Class I Directors"); the terms of Dr. Charles R. Buffler and Mr. Robert M. Pozzo expire in 1998 (the "Class II Directors"); and the terms of Messrs. Glenn J. Walters and Gordon E. Walters expire in 1996 (the "Class III Directors"). The Board of Directors has nominated Messrs. Glenn Walters and Gordon Walters to serve for three-year terms to expire at the 1999 Annual Meeting of Stockholders and until their successors are chosen and have qualified. Vacancies and newly created directorships resulting from any increase in the number of authorized Directors may be filled by a majority vote of Directors then remaining in office. Officers are elected by and serve at the discretion of the Board of Directors.

    Shares represented by all proxies received by the Board of Directors and not so marked so as to withhold authority to vote for Messrs. Glenn Walters and Gordon Walters will be voted (unless Glenn Walters and Gordon Walters are unwilling to serve) for the election of Messrs. Glenn Walters and Gordon Walters. The Board of Directors knows of no reason why either of Messrs. Glenn Walters and Gordon Walters should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

    The following table sets forth the age, the year elected, the positions and offices currently held, and the Class of each Director or Director Nominee. For information about the ownership of the Company's voting securities held by each Director or Director Nominee, see "BENEFICIAL OWNERSHIP OF COMMON STOCK."

                                         DATE INDIVIDUAL
                                          FIRST BECAME
              NAME                AGE       DIRECTOR              POSITION           CLASS
Gordon E. Walters*                 64         1985         Chairman of the Board of   III
                                                            Directors

Glenn J. Walters*                  41         1985         Chief Executive Officer,   III
                                                            President, Treasurer
                                                            and Director

John M. Buckley                    56         1993         Director                    I

Charles R. Buffler                 62         1993         Director                    II

John J. Moroney                    42         1995         Director                    I

Robert M. Pozzo                    68         1986         Director                   II

* Nominee for election at this Annual Meeting.

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and Directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission and any national securities exchange on which the Company's securities are registered. Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent (10%) beneficial owners were satisfied, with the exception of the following filings, which were filed late, on behalf of Glenn J. Walters: a Form 4 for the month of September 1995 which reported the sale of 6,000 shares of the Company's Common Stock by Mr. Walters' wife; a Form 4 for the month of October 1995 which reported the sale of 15,000 shares of the Company's Common Stock by Mr. Walters' wife; and a Form 5 which reported a gift by Mr. Walters of 13,000 shares of the Company's Common Stock. A Form 5 was also filed late on behalf of Gordon Walters. This Form 5 reported a gift of 85,000 shares of the Company's Common Stock.

                                       2

COMMITTEES

    The Board of Directors established an Audit Committee and a Compensation Committee in October 1993. Members of the Audit Committee are Charles R. Buffler and Robert M. Pozzo. The Audit Committee is concerned primarily with (i) reviewing the Company's financial results and recommending the selection of the Company's independent auditors; (ii) reviewing the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls; (iii) reviewing the scope of independent audit coverages, the fees charged by the independent auditors, any transactions which may involve a potential conflict of interest, and internal control systems. The Audit Committee met one time in the year ended December 31, 1995.

    The Compensation Committee consists of Robert M. Pozzo and Glenn J. Walters. The Compensation Committee is responsible for negotiating and approving compensation arrangements for officers, employees, consultants and Directors of the Company, including, but not limited to, the granting of options to purchase the Company's Common Stock pursuant to the Company's 1993 Stock Option Plan (the "1993 Plan") or otherwise. The Compensation Committee did not meet in 1995; rather, the Board of Directors as a whole addressed compensation matters of the Company.

    The Company does not have a standing nominating committee or a committee performing similar functions.

    The Board of Directors met formally seven times during 1995. Dr. Buffler and Mr. Pozzo attended five of the seven meetings that they were eligible to attend. Mr. Moroney attended two of the four meetings that he was eligible to attend following his election to the Board of Directors. Messrs. Gordon Walters, Glenn Walters and Buckley attended at least 75% of meetings of the Board of Directors in 1995.

    With the exception of Gordon E. Walters and Glenn J. Walters, who are father and son, respectively, no Director or executive officer is related to any other Director or executive officer by blood or marriage.

BACKGROUND

    The following is a brief summary of the background of each Director and Director Nominee of the Company:

    GORDON E. WALTERS, Chairman of the Board of Directors. Mr. Walters co-founded the Company in 1983 and has served as its Chairman of the Board of Directors since the Company's incorporation in 1985 and as its Chief Executive Officer from 1986 until March 1996. From 1971 to 1983, Mr. Walters founded and served as President of Steinerfilm, Inc., a privately held manufacturer of metallized film to the electronic capacitor market. Mr. Walters holds a Bachelor of Science degree in Engineering from Worcester Polytechnic Institute. Mr. Walters is the father of Mr. Glenn J. Walters, the Chief Executive Officer, President and Treasurer of the Company.

    GLENN J. WALTERS, Chief Executive Officer, President and Treasurer. Mr. Walters co-founded the Company in 1983 and has served as its President, Treasurer and a Director since the Company's incorporation in 1985, and as its Chief Executive Officer since March 1996. From 1977 to 1983, Mr. Walters served as General Manager of Steinerfilm, Inc. From July 1991 to the present, Mr. Walters has served on the Board of Governors of the International Microwave Power Institute, a non-profit trade association, and as President of the Microwave Food Technology and Applications section of this association. Mr. Walters holds a Bachelor of Science degree in Mechanical Engineering and in Management from Worcester Polytechnic Institute. Mr. Walters is the son of Mr. Gordon E. Walters, the Chairman of the Board of Directors of the Company.

    JOHN M. BUCKLEY, Director. Mr. Buckley has served as a Director of the Company since July 1993. Mr. Buckley also served as the Company's Chief Financial Officer from June 1991 through June 1993, and from August 1994 until October 1995. From 1989 to the present, Mr. Buckley has been an independent financial and management consultant. Mr. Buckley holds a Bachelor of Science degree in Physics from Worcester Polytechnic Institute and a graduate degree in Finance from the American Graduate School of International Finance.

                                       3

    CHARLES R. BUFFLER, Director. Dr. Buffler has served as a Director of the Company since October 1993. From 1993 to the present, Dr. Buffler has served as the Vice President of the Microwave Research Center, a privately held company which specializes in microwave consulting, design and engineering. From 1987 to 1993, Dr. Buffler served as a Microwave Technology Specialist for Kraft General Foods, a publicly held food manufacturer and distributor. Additionally, from 1984 to 1993, Dr. Buffler was the President of Associated Sciences Research Foundation, a privately held consulting company that provided consulting services to the industrial, scientific and medical microwave communities in non-food technologies. Dr. Buffler holds a Bachelor of Science Degree in Physics from the University of Texas and a Master of Science Degree and a Ph.D., both in Engineering and Applied Physics, from Harvard University.

    JOHN J. MORONEY, Director. Mr. Moroney has served as a Director of the Company since May 1995. From 1992 to the present, Mr. Moroney has served as the President of Fourth Shift -- New England, a subsidiary of Fourth Shift, Inc., a publicly traded company that provides client/server manufacturing and enterprise resource planning systems to manufacturing companies. In 1990, Mr. Moroney founded Manufacturing Systems Partners, a consulting and sales organization that was purchased by Fourth Shift, Inc. in 1992. From 1987 to 1990, Mr. Moroney served as Director of U.S. Operations for Thompson Financial Networks, a subsidiary of Thompson Corporation, a provider of financial consulting services. Mr. Moroney holds a Bachelor of Science Degree in Electrical Engineering from Worcester Polytechnic Institute and a Master of Business Administration from Babson College.

    ROBERT M. POZZO, Director. Mr. Pozzo has served as a Director of the Company since 1986. From 1985 to 1991, Mr. Pozzo served as a venture advisor to Zero Stage Capital Corp., a venture capital company which is a stockholder of the Company. Mr. Pozzo holds a Bachelor of Science degree in Marine Engineering from the U.S. Merchant Marine Academy, a Bachelor of Science degree in Metallurgy from the Colorado School of Mines and a Master of Business Administration from Harvard Business School.

EXECUTIVE OFFICERS

    The executive officers of the Company, their ages and positions held in the Company are as follows:

                NAME                    AGE                     POSITION
Glenn J. Walters                        41    Chief Executive Officer, President, Treasurer
                                                and Director

Stephen M. Maughan                      50    Vice President of Operations

Mark R. Thomas                          42    Chief Financial Officer

John A. McCormick                       48    Vice President of Technology

    The following is a brief summary of the background of Messrs. Maughan, Thomas and McCormick, whose backgrounds are not summarized above.

    STEPHEN M. MAUGHAN, Vice President of Operations. Mr. Maughan has served as the Vice President of Operations for the Company since September 1995, and as its Director of Manufacturing from July 1994 until September 1995. Prior to joining the Company, Mr. Maughan served from 1987 to 1994 as the General Manager of General Vacuum Equipment, a supplier of vacuum processing equipment and a division of Atlas Converting.

    MARK R. THOMAS, Chief Financial Officer. Mr. Thomas has served as the Chief Financial Officer of the Company since October 1995, and served as Controller of the Company from April 1995 through September 1995. Prior to joining the Company, Mr. Thomas served as the Controller of each of the Ruland Manufacturing Company, Inc. and Videocraft Productions, Inc. Mr. Thomas holds a Bachelor of Arts degree from Stonehill College, a Master of Business Administration from Northeastern University and a Certificate in Management Accountancy.

                                       4

    JOHN A. MCCORMICK, Vice-President of Technology. Mr. McCormick has served as Vice President of Technology for the Company since September 1992. From August 1990 to September 1992, Mr. McCormick worked as a consultant to the food packaging industry. From June 1986 to August 1990, Mr. McCormick served as
Technical Director of Micro Match Packaging Systems, a microwave packaging project within Alcan Foil Products, a division of Alcan Aluminum Ltd. Mr. McCormick holds a Bachelor of Science degree in Mathematics and Physics from Royal Military College and a Master of Engineering degree from Carlton University.

CERTAIN TRANSACTIONS

    In September 1992, the Company entered into three agreements (the "Agreements") with Printpack Enterprises, Inc. and its affiliates ("Printpack"), a privately held flexible packaging converter that holds of record 297,610 shares of the Company's Common Stock.

    The Agreements include (a) a Purchase and Tolling Agreement, pursuant to which Printpack has had the exclusive right to sell certain of the Company's products within North America; (b) an Equipment Lease Agreement, pursuant to which the Company has leased from Printpack a high capacity vacuum metallizer; and (c) a Securities Purchase Agreement, pursuant to which Printpack purchased 297,610 shares of Common Stock for $250,000 (approximately $0.84 per share), which the Company believes reflected the fair market value of the Common Stock on the date of the purchase. In 1995, the Company and Printpack agreed in principle to terminate the Agreements. On March 25, 1996, the Company and Printpack entered into a written agreement setting forth the terms of the termination of the Agreements. The new agreement calls for Printpack to (a) relinquish all of its exclusive rights to sell certain of the Company's products; (b) transfer to the Company title to the metallizer it had been leasing to the Company; and (c) return to the Company the 297,610 shares of the Company's Common Stock. The Company will (a) pay to Printpack $1,000,000; (b) grant Printpack options to purchase 200,000 shares of the Company's Common Stock at $4.00 per share; and (c) agree not to pursue any claims the Company may have had pursuant to the terms of the Agreements.

    In June 1993, the Company formalized an agreement with Centro Tecnologie Del Vuoto (CTDV), which is 90% owned by Galileo, which provided CTDV with a perpetual right to use technology related to an in-process coating measuring system, pursuant to which CTDV paid the Company $250,000 in 1993. Pier Guarguaglini, a director of the Company from 1987 to May 1995, is Chairman of Galileo.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth, as of April 10, 1996, the ownership of the Company's Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors or Director Nominees and (iii) all Directors, Director Nominees and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                                     NUMBER OF
                                                                      SHARES
                                                                   BENEFICIALLY     PERCENTAGE
            NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    OWNED      OF CLASS(2)(3)
Glenn J. Walters(4)                                                   465,093          14.31%

Gordon E. Walters(5)                                                  322,947          10.00

Printpack Enterprises, Inc.                                           297,610           9.39

Officine Galileo                                                      202,375           6.38

Robert M. Pozzo(6)                                                     95,990           3.02

John M. Buckley(7)                                                     17,865            *

Charles R. Buffler(8)                                                   2,000            *

John J. Moroney(9)                                                      1,000            *

All Directors, Director Nominees and Officers as a group
  (9 persons)(4)(5)(6)(7)(8)(9)(10)                                   930,544          28.48%

- - --------
*    Less than 1%

                                       5

(1)  The address for all of individuals, except for Printpack and Galileo is c/o
     Advanced Deposition Technologies, Inc., 580 Myles Standish Industrial Park,
     Taunton,  Massachusetts  02780.  The address for  Printpack is 4335 Wendell
     Drive,  Atlanta,  Georgia  30378.  The  address  for  Galileo is Via Albert
     Einstein, 35, 50013 Campi Bisenzio, Florence, Italy.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3)  Does not  include  up to  725,000  shares of  Common  Stock  issuable  upon exercise of (i) the Company's  redeemable  common stock  purchase  warrants sold in the Company's initial public offering (the "Redeemable  Warrants"),
     (ii)  warrants  (the  "Representative's   Warrants")  issued  to  Schneider
     Securities,  Inc. (the  "Representative"),  and (iii)  Redeemable  Warrants
     subject to the Representative's Warrants.

(4)  Includes  20,000  redeemable  warrants to purchase  10,000 shares of Common
     Stock.  Excludes  (i) 129,000  shares owned by Ruth D.  Walters,  Mr. Glenn
     Walters' wife, in which Mr. Glenn Walters disclaims any beneficial interest; (ii) 60,000 shares held by trusts for the benefit of Mr. Glenn
     Walters' children, in which Mr. Glenn Walters disclaims any beneficial interest; and (iii) 382,911 shares of Common Stock owned by Mr. Walters' siblings or by his father, Mr. Gordon Walters, in which Mr. Glenn Walters disclaims any beneficial interest.

(5) Includes 60,000 shares underlying stock options at an exercise price of $2.00. Does not include 515,057 shares of Common Stock owned by the children of Mr. Walters, including those owned by Mr. Glenn Walters, as to which Mr. Gordon Walters disclaims any voting or disposition control.

(6) Includes (i) 10,667 shares underlying an option to purchase up to 16,000 shares of Common Stock at $2.00 per share, and (ii) an option to purchase up to 1,000 shares of Common Stock at $2.38 per share.

(7) Includes (i) an option to purchase up to 8,435 shares of Common Stock at $.53 per share, and (ii) an option to purchase up to 1,000 shares of Common
     Stock at $2.38 per share.

(8) Comprised of (i) 1,000 shares underlying an option to purchase up to 1,500 shares of Common Stock at $5.44 per share, and (ii) an option to purchase up to 1,000 shares of Common Stock at $2.38 per share.

(9) Comprised of 1,000 shares underlying an option to purchase up to 1,500 shares of Common Stock at $2.38 per share.

(10) Includes (i) 12,649  shares held by Mr. John  McCormick,  the Company' Vice
     President of Technology, (ii) 1,000 shares underlying an option to purchase up to 20,000 shares of Common Stock at $2.00 per share granted to Mr. Mark
     R. Thomas, the Company's Chief Financial Officer, and (iii) 12,000 shares underlying an option to purchase up to 40,000 shares of Common Stock at $2.00 per share granted to Mr. Stephen Maughan, the Company's Vice
     President of Operations.

                     COMPENSATION OF OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS' COMPENSATION

    The following tables set forth the compensation paid to Mr. Glenn Walters, the Company's Chief Executive Officer, President and Treasurer, with respect to services rendered to the Company during the years ended December 31, 1995, 1994, and 1993. No other executive officer earned in excess of $100,000 during the periods presented.

                           SUMMARY COMPENSATION TABLE


                                                                             LONG TERM
                                                                            COMPENSATION
                           ANNUAL COMPENSATION                                 AWARDS
                      (A)                         (B)      (C)       (D)        (E)
                                                                             SECURITIES
                   NAME AND                                                  UNDERLYING
              PRINCIPAL POSITION                 YEAR     SALARY    BONUS    OPTIONS(#)
Glenn J. Walters..............................   1995    $137,967(1)     0        0
 Chief Executive Officer,                        1994     143,040(1)     0        0
 President, and Treasurer
                                                 1993     113,055    5,000        0

(1) Approximately $20,000 and $15,000 of Mr. Walters' salary for 1995 and 1994, respectively, represents cash received in lieu of certain benefits.

    In 1995 no options were granted to Mr. Walters and no options were exercised by Mr. Walters. In addition, no options were outstanding for Mr. Walters as of the end of 1995.

COMPENSATION OF DIRECTORS

    Since September 10, 1993, the date of the Company's initial public offering ("IPO"), the Company has agreed to compensate each non-employee Director $500 per year and $200 for each Board Meeting attended.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

    Effective as of July 1, 1993, the Company entered into an employment and non-competition agreement (the "Agreement") with Mr. Glenn Walters, which expires on December 31, 1996. Mr. Glenn Walters serves as the principal executive officer of the Company. The Agreement provides for a salary of $137,500 per annum plus cost-of-living increases and such other bonuses as may be determined by the Company's Board of Directors as well as benefits offered to the Company's employees generally. Mr. Glenn Walters is also entitled to the use of a Company-leased car and severance benefits equal to 200% of his salary, payable in a lump sum if (i) the Company or a substantial portion of the Company is acquired without the Board of Directors' approval, (ii) his employment is terminated without cause, (iii) his salary is reduced without his consent, (iv) there is a substantial change in his position or authority within the corporation without his consent, (v) there is a change in his principal place of employment from the greater Boston, Massachusetts area without his consent, or
(vi) his employment agreement is not renewed without his consent.

    The Agreement provides for a renewal for successive one-year periods after the expiration of the initial term and contains a provision prohibiting Mr. Glenn Walters from competing with the Company for a two-year period following the termination of his employment. Glenn Walters consented to be included in a salary reduction plan effective January 1, 1995 and, as a result, received a salary, exclusive of benefits, of $116,875 in 1995.

    Mr. Gordon Walters has entered into a consulting agreement with the Company which expired on December 31, 1995 and pursuant to which he devoted no less than 26 hours per week to the Company's business. Mr. Gordon Walters continues to be a consultant to the Company and is primarily responsible for marketing and product development within the electronic capacitor market. Mr. Gordon Walters receives a consulting fee of $97,750 per year and is prohibited from competing with the Company for a period of two years after the agreement terminates. Gordon Walters consented to be included in a salary reduction plan effective January 1, 1995 and, as a result, received a consulting fee of $60,000 in 1995.

                           PRICE RANGE OF COMMON STOCK

    The Company's Common Stock has been traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and the Boston Stock Exchange ("BSE") since the Company's IPO on September 10, 1993.

    As of April 10, 1996, there were 68 record holders of the Common Stock. Management believes there are approximately 400 beneficial holders of the Company's Common Stock.

    The following table sets forth the high and low bid prices for the Common Stock as reported by NASDAQ for the periods indicated. Such quotations represent interdealer quotations without adjustment for retail markups, markdowns or commissions and may not represent actual transactions.


                                                                     HIGH BID   LOW BID
1994
First Quarter                                                         $4.875    $4.125
Second Quarter                                                         4.125     3.125
Third Quarter                                                          7.125     2.315
Fourth Quarter                                                         7.00      3.00

1995
First Quarter                                                         $3.875    $2.125
Second Quarter                                                         3.125     1.75
Third Quarter                                                          3.375     2.00
Fourth Quarter                                                         3.375     2.375

1996
First Quarter                                                         $6.625    $2.375
Second Quarter (through April 3, 1996)                                 6.375     5.875

                                    DIVIDENDS

    The Company has not paid dividends on its Common Stock since its inception and has no intention of paying any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other pertinent factors. The Company's credit agreement with its bank prohibits the payment of cash dividends.

                                 PROPOSAL NO. 2

            AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

    On March 22, 1996, the Board of Directors adopted a resolution proposing that the Company's Certificate of Incorporation be amended to increase the total number of shares of Common Stock, $.01 par value per share, that the Company is authorized to issue from 5,500,000 shares to 10,000,000 shares.

PURPOSES

    The additional authorized shares will benefit the Company by providing flexibility to the Board of Directors without further action or authorization by stockholders (except as required by law), in responding to business needs and opportunities as they arise, and for other corporate purposes. These corporate purposes might include the obtaining of capital funds through public and private offerings of shares of Common Stock or of securities convertible into shares of Common Stock or the acquisition of businesses, technologies or other assets. In addition, the Board of Directors may deem it appropriate to issue shares of Common Stock for distribution to the Company's stockholders in the event of a stock dividend or stock split, or for distributions pursuant to employee benefit plans. If such additional authorized shares of Common Stock are subsequently issued to other than existing stockholders, the percentage interest of existing stockholders in the Company will be reduced. The issuance of any additional shares will be on terms deemed by the Board of Directors to be in the best interests of the Company and its stockholders.

    In addition, the Company continues to actively seek to raise additional capital and the Board of Directors believes that it is prudent to have additional shares of Common Stock available for such purpose and for general corporate purposes, including acquisitions, equity financings, grants of stock options and recapitalizations, which can be done expediently if the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company is approved by holders of at least two-thirds of the issued and outstanding shares of Common Stock. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes. On April 11, 1996 the Board of Directors authorized the Company to issue one Class B redeemable common stock purchase warrant (a "Class B Warrant") to holders of the Company's outstanding redeemable common stock purchase warrants (the "IPO Warrants") for each IPO Warrant that is exercised within 30 days following the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission. The Class B Warrants will only become exercisable if the stockholders of the Company vote in favor of this proposal to amend the Company's Certificate of Incorporation. If this proposal is approved by the stockholders of the Company, then the existence of the Class B Warrants and the possible issuance of additional securities of the Company would dilute the ownership interest of the Company's existing stockholders.

    Each Class B Warrant will be exercisable, subject to stockholder approval of this proposal, at $5.00 per share for a period of two years beginning on the date the above-referenced registration statement is declared effective by the Securities and Exchange Commission. Although up to 1,250,000 Class B Warrants may be issued by the Company upon exercise of the IPO Warrants, no Class B Warrants are outstanding as of May 3, 1996. A registration statement relating to the securities underlying the IPO Warrants has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Proxy Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

    The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will give the Company greater flexibility by allowing shares of Common Stock to be issued by the Board of Directors without the delay and expense of a special meeting of stockholders. For example, the Board of Directors may deem it appropriate to make a private or public offering of the Company's Common Stock, or to issue the Common Stock to finance possible future acquisitions, or for distribution to the Company's stockholders in the event of a stock dividend or stock split, or for distribution pursuant to employee benefit plans. At this time, however, the Board of Directors has not proposed any plans for any such financings, acquisitions, dividends or distributions, other than in connection with the issuance of the Class B Warrants.

    As of April 10, 1996, the Company had 3,169,870 shares of Common Stock outstanding and (i) 395,922 shares of Common Stock issuable under options that have been or may be granted under all of the Company's stock option plans, of which options to purchase approximately 277,122 shares were outstanding, and
(ii) 725,000 shares of Common Stock issuable upon exercise of outstanding warrants.

IMPLEMENTATION

    If the proposed Amendment is adopted by the stockholders, it will become effective upon the filing and recording of a Certificate of Amendment as required by the General Corporation Law of the State of Delaware.

                                 PROPOSAL NO. 3

         APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE COMPANY'S 1993 STOCK OPTION PLAN

GENERAL

    On March 22, 1996, the Board of Directors adopted a resolution proposing that the number of shares of Common Stock reserved for issuance pursuant to the Company's 1993 Stock Option Plan (the "Plan") be increased from 300,000 shares to 800,000 shares.

PURPOSES

    The purpose of the Plan is to encourage and enable employees, consultants, directors and others who are in a position to make significant contributions to the success of the Company to acquire a closer identification of their interests with those of the Company by providing them with opportunities to purchase stock in the Company, and thereby stimulate their efforts on behalf of the Company and strengthen their desire to remain involved with the Company.

    The Plan was previously adopted by the Board of Directors and the stockholders of the Company in July 1993. As originally adopted, the Plan reserved a total of 300,000 shares of Common Stock for issuance pursuant to the Plan. As of April 10, 1996, options to purchase up to an aggregate of 224,200 shares of Common Stock pursuant to the Plan have been issued. As a result, options to purchase up to an aggregate of 74,800 remain available for issuance. In addition, options to purchase up to 1,000 shares of Common Stock under the Plan have been exercised to date.

    The Board of Directors has deemed that it is in the best interests of the Company to increase the number of shares reserved for issuance pursuant to the Plan in order to further enable the Company to utilize stock options as a form of non-cash compensation to incentivize those employees and others who are in a position to assist the Company in accomplishing its goals as well as to benefit from the other purposes of the Plan, as summarized above. If the Plan is not amended to increase the number of shares reserved for issuance thereunder, then the Company will not be able to issue any additional options under the Plan after options to purchase up to 74,800 shares of Common Stock have been issued in the future.

IMPLEMENTATION

    If the proposed amendment to the Plan is adopted by the stockholders, it will become effective immediately and be reflected in the amended Plan, which will be filed in the Company's minute book.

                                 PROPOSAL NO. 4

                 ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

    The persons named in the enclosed proxy will vote to ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1996 unless otherwise directed by the Stockholders. A representative of Arthur Andersen LLP is expected to be present at the meeting of Stockholders, and will have the opportunity to make a statement and answer questions from Stockholders if he or she so desires.

                                VOTING AT MEETING

    The Board of Directors has fixed Wednesday, April 10, 1996, as the record date for the determination of Stockholders entitled to vote at this meeting. At the close of business on that date, there were outstanding and entitled to vote 3,169,870 shares of Common Stock.

                             SOLICITATION OF PROXIES

    The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

                               REVOCATION OF PROXY

    Subject to the terms and conditions set forth herein, all proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the meeting the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                              STOCKHOLDER PROPOSALS

    In order to be included in Proxy material for the 1997 Annual Meeting, tentatively scheduled for May 22, 1997, Stockholders' proposed resolutions must be received by the Company on or before December 22, 1996. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

                                  ANNUAL REPORT

    THE COMPANY IS PROVIDING TO EACH STOCKHOLDER,  WITHOUT CHARGE, A COPY OF THE
COMPANY'S  ANNUAL  REPORT,   INCLUDING  THE  FINANCIAL  STATEMENTS  AND  RELATED
SCHEDULES FOR THE YEAR ENDED DECEMBER 31, 1995.

                                  MISCELLANEOUS

    The Management does not know of any other matters which may come before this meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgement on such matters.

                                         By Order of the Board of Directors

                                         MARK R. THOMAS
                                         Secretary

Taunton, Massachusetts
May 3, 1996

    THE MANAGEMENT HOPES THAT THE STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                     ADVANCED DEPOSITION TECHNOLOGIES, INC.
        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 1995
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    THE UNDERSIGNED hereby appoints Glenn J. Walters and Gordon E. Walters as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ADVANCED DEPOSITION TECHNOLOGIES, INC. to be held on Friday, May 31, 1996 at 10:00 a.m. at the Holiday Inn, 700 Myles Standish Boulevard, Taunton, Massachusetts 02780, and at any adjournment or adjournments thereof, upon and with respect to all shares of the Common Stock of the Company to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs the said Glenn J. Walters and Gordon E. Walters to vote in accordance with their judgment on any matters which may properly come before the meeting, all as indicated in the Notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned:

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS
                 IDENTIFIED BELOW AND FOR PROPOSALS 2, 3 AND 4.

(1)  Proposal to elect two (2) Class III Directors:

     Class III Director: Mr. Glenn J. Walters [ ] FOR [ ] WITHHOLD Class III Director: Mr. Gordon E. Walters [ ] FOR [ ] WITHHOLD

(2)  Proposal  to  approve  the  amendment  to  the  Company's   Certificate  of
     Incorporation increasing the number of authorized shares of Common Stock from 5,500,000 shares to 10,000,000 shares.

                                                 [ ] FOR [ ] AGAINST [ ] ABSTAIN

(3) Proposal to approve the amendment to the Company's 1993 Stock Option Plan, to increase the number of shares of Common Stock reserved for issuance thereunder from 300,000 shares to 800,000 shares.

                                                 [ ] FOR [ ] AGAINST [ ] ABSTAIN

(4) Proposal to ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1996.

                                                 [ ] FOR [ ] AGAINST [ ] ABSTAIN


(5) IN THEIR DISCRETION TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR AND IN FAVOR OF THE ITEMS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

    PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

    Please sign exactly as name appears below.


                                  Dated:                                 , 1995
                                        ---------------------------------

                                  ---------------------------------------------
                                                    Signature

                                  ---------------------------------------------
                                            Signature if held jointly

                                  ---------------------------------------------
                                                   Printed Name

                                  ---------------------------------------------
                                                     Address

                                  NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the President or authorized officer and indicate the signer's office. If a partnership, please sign in the partnership name by authorized person.